UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2009

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On June 26, 2009, The LGL Group, Inc., through its subsidiaries M-tron Industries, Ltd. and Piezo Technology, Inc. (collectively, “MtronPTI”), and First National Bank of Omaha (“FNBO”) signed a Change in Terms Agreement (the “Agreement”) regarding MtronPTI’s short-term credit facility with FNBO of up to $5,500,000 (the “Revolving Loan”) provided for under MtronPTI’s loan agreement with FNBO dated October 14, 2004, as amended. The terms of the Agreement include, but are not limited to, the extension of the maturity date of the Revolving Loan from June 30, 2009 to July 31, 2009 and the maintenance of the Revolving Loan’s interest rate at 30-day LIBOR plus 2.1%, but not to go below 4.0%.  This Agreement was entered into to allow for additional time until a longer-term extension can be finalized.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1	Change in Terms Agreement dated June 26, 2009, by and among M-tron Industries, Inc., Piezo Technology, Inc., and First National Bank of Omaha, and acknowledged and guaranteed by The LGL Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2009	THE LGL GROUP, INC.

	By:	/s/ Harold Castle
		Name:	Harold Castle
		Title:	Chief Financial Officer